Exhibit 99.77(q)

Item 77Q – Exhibits

(e)(1)	Amended Schedule A dated January 1, 2017 to the Investment Management Agreement between Voya Investments, LLC and Voya Strategic Allocation Portfolios, Inc. dated November 18, 2014 as amended and restated May 1, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 55 to the Registrant’s Form N-1A Registration Statement on April 27, 2017 and incorporated herein by reference.

(e)(2)	First Amendment dated January 1, 2017 to the Sub- Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC dated November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 55 to the Registrant’s Form N-1A Registration Statement on April 27, 2017 and incorporated herein by reference.